                                                                    EXHIBIT 12.1



                       RATIO OF EARNINGS TO FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS


           The ratio of earnings to fixed charges and preferred stock dividend requirements for the two months ended September 30, 1998 was 2.9 to 1.

           For purposes of computing these ratios, earnings were calculated by adding fixed charges (excluding capitalized interest) to income before extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, preferred stock dividend requirements, the interest component of rental expense, if any, and amortization of debt discounts and issue costs, whether expensed or capitalized.




                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                       TWO MONTHS ENDED SEPTEMBER 30, 1998
                          (DOLLAR AMOUNTS IN THOUSANDS)



EARNINGS:
   Net income                                   $16,937

   Interest expense (including debt
     discount and debt issuing costs)             7,278

   Capitalized interest                              49

   Other adjustments                                233
                                                -------
                                                $24,497
                                                =======

FIXED CHARGES:

   Interest expense (including debt
     discount and debt issuing costs)           $ 7,278

   Capitalized interest                              49

   Preferred stock dividends                        975

   Other adjustments                                 54
                                                -------

                                                $ 8,356
                                                =======


RATIO OF EARNINGS TO FIXED CHARGES AND
PREFERRED STOCK DIVIDEND REQUIREMENTS               2.9




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